EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the use of our report dated June 20, 2007 of Gulfstream International Group, Inc. and to the reference to us under the heading “Experts” in the Registration Statement on Form S-1.
/s/ Rotenberg Meril Solomon Bertiger & Guttilla, P.C.
Rotenberg Meril Solomon Bertiger & Guttilla, P.C.
Certified Public Accountants
Saddle Brook NJ
July 5, 2007